UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 13, 2012

VirnetX Holding Corporation
 (Exact name of Registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

308 Dorla Court, Suite 206
Zephyr Cove, Nevada 89448
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (775) 548-1785

 (Former name or former address, if changed since last report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 13, 2012, the Compensation Committee of the Board of Directors of VirnetX Holding Corporation (the “Company”) approved amendments to the Company's 2007 Stock Plan (the “Plan”) to provide for the award of restricted stock units under the Plan and approved forms of Restricted Stock Unit Agreements for use under the Plan.

General Terms.  The Restricted Stock Unit Agreements provide for the grant of a certain number of restricted stock units that will be paid out in shares of VirnetX common stock once the applicable vesting criteria have been met.  Upon payout of the shares, VirnetX will withhold a portion of the shares subject to the grant to cover applicable tax withholdings, unless the recipient makes alternate arrangements satisfactory to VirnetX.

Vesting.  The Restricted Stock Units Agreements provide that the restricted stock units will vest according to a time based vesting schedule and generally require the recipient to continue as a service provider throughout the relevant vesting date.  Restricted stock units that have not vested upon the recipient’s termination of service with VirnetX for any or no reason will be forfeited at no cost to VirnetX.

Stockholder Rights.  A restricted stock unit award recipient generally will not have any of the rights of a VirnetX stockholder, including voting rights and the right to receive dividends and distributions, until after actual shares of VirnetX common stock are issued in respect of the restricted stock unit award, which is subject to the prior satisfaction of the vesting criteria relating to such restricted stock unit grants.

2012 Grants to Named Executive Officers.  On April 13, 2012 the Compensation Committee of the Board of Directors also approved the grant of 13,333 restricted stock units to Kendall Larsen, the Company’s Chief Executive Officer, as previously reported on the Form 4 filed with the Securities and Exchange Commission by Mr. Larsen on April 17, 2012.  The restricted stock units shall vest in four equal annual installments.  The first installment will vest on April 13, 2013, and the next three installments will vest on April 13, 2014, April 13, 2015 and April 13, 2016.  If a Change of Control (as defined in Plan) occurs, all of the restricted stock units then unvested as of the date of the Change of Control will vest immediately prior to the consummation of the Change of Control transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRNETX HOLDING CORPORATION

Date: April 19, 2012	By:	/s/ Kendall Larsen
Kendall Larsen
Chief Executive Officer